UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19961	98-1340767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway
Lewisville, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 937-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2024, Orthofix Medical Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain cooperation agreement, dated December 11, 2023 (the “Cooperation Agreement”), by and among Engine Capital, L.P., Engine Jet Capital, L.P., Engine Lift Capital, LP, Engine Capital Management, LP, Engine Capital Management GP, LLC, Engine Investments, LLC, Engine Investments II, LLC and Arnaud Ajdler (collectively, the “Engine Group”) and the Company.

The Amendment provides that if the Board determines in good faith after consulting with counsel that it would violate the Board’s fiduciary duties under applicable law for the Board to recommend, support and solicit proxies for the election of any of Alan L. Bazaar, Michael M. Finegan or Charles R. Kummeth (each, a “Specified Director”) at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”) in the same manner as for the Company’s other nominees at the 2024 Annual Meeting, then the Board will not be required to recommend, support and solicit proxies for the applicable Specified Director, and the Engine Group will be permitted to solicit proxies in favor of any such Specified Director, make statements and announcements, and otherwise engage in communications with shareholders in connection with such solicitation.

In addition, the Amendment confirms that certain other obligations of the Company under the Cooperation Agreement are subject to the exercise of the Board’s fiduciary duties under applicable law, and provides that if the Company fails to take specified actions as a result of the Board determining in good faith after consultation with counsel that taking actions would violate the Board’s fiduciary duties, that standstill provisions currently applicable to the Engine Group would cease to remain in effect.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Cooperation Agreement, copies of which are filed respectively as Exhibit 10.1 to this Current Report on Form 8-K, and as Exhibit 10.1 to the Current Report on Form 8-K filed on December 15, 2023, both of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1

First Amendment to Cooperation Agreement, entered into on April 19, 2024, by and among Orthofix Medical Inc. Engine Capital, L.P., Engine Jet Capital, L.P., Engine Lift Capital LP, Engine Capital Management, LP, Engine Capital Management GP, LLC, Engine Investments, LLC, Engine Investments II, LLC and Arnaud Ajdler.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.

Date:	April 22, 2024	By:	/s/ Kimberley Elting
President, Global Orthopedics